Exhibit 99.1
Investor Presentation KBW 2006 Regional Banking Conference March 1-2, 2006 "People Do Business with People" (r)

Who We Are Largest publicly held commercial bank headquartered in Massachusetts Banking assets of $3.0 billion at December 31, 2005 Listed on NASDAQ, market capitalization of $443 million 50 full service branches, seven commercial banking centers, four mortgage banking centers, one consumer lending center, one business banking center, and three Investment Management Group offices Commercial loans represent 50% of the total loan portfolio and core funding comprises 76% of total deposits Growing wealth management operation with assets under administration of $680 million Strong credit quality with non-performing assets at 0.11% of total assets and allowance for loan losses to loans at 1.31% at December 31, 2005

Stock Profile NASDAQ Symbol: INDB Recent Price (2/10/06 ): $28.74 Market Cap: $443 million Shares Outstanding: 15.4 million Avg. Daily Volume: 36k Forward P/E: 12.8 Price/Book (mrq): 1.92 Source: Bloomberg

Company Footprint 52 Branches 4 Mortgage Banking Centers 7 Commercial Banking Centers 3 Investment Management Centers New Bedford Commercial Expansion Boston

Strong Regional Community Bank Established Regional Brand in a Growth Market with Increasingly Unique Market Position Consistent Long-term Profitability Superb Asset Quality and Significant Reserve Coverage Strong Net Interest Margin Well Balanced Traditional Banking Balance Sheet Working Together to become a "Best Community Bank"

Growth Market - Infrastructure Existing Under Construction Proposed Rt. 44 Expansion

Attractive Demographics Source: Woods & Poole Economics, Inc. US 49747 MA 63171 Plymouth County 69018 Barnstable County 56246 US 0.0491 MA 0.0205 Plymouth County 0.0544 Barnstable County 0.0631 Source: SNL Financial

Consumer Household Growth 2004 includes 2,296 Households from Falmouth Bancorp acquisition . Consumer households with a checking account relationship only. 7% growth 15.5% growth

Deposit Market Share Independent Bank Corp. maintains the largest deposit market share in Plymouth County and a growing share in the other counties in which it operates. Source: SNL Financial; Deposit/Market Share data as of June 30, 2005 including pending transactions. (Includes Credit Unions)

Delinquency/Loans Strong Asset Quality ($ in millions) Reserve/Loans NPA's/Assets

Net Interest Margin (FTE) * Includes impact of FIN 46 prospectively. Impact of approx. 0.13% for 2004 and 0.16% for 2005.

Earning Asset Profile 2001 2005

Commercial Loan Diversification NAICS Subsector Distribution 4Q'05 Outstanding by NAICS Subsector

Strong Core Funding 2001 2005

Total Home Equity Loans and Lines New Business ($ in millions) New Business Generation Total Commercial Loans New Business ($ in millions) Investment Management New Business ($ in millions)

Mortgage New Business ($ in millions) New Business Generation (Cont'd) Consumer - Indirect New Business ($ in millions)

Return On Average Assets Financial Performance Ratios Return On Average Equity

Financial Performance Ratios Diluted Earnings Per Share ($'s) Operating Basis GAAP Basis Diluted Earnings Per Share ($'s)

Interest Rate Risk

Focus on Building Customer Relationships Continue the Transition to a Performance Based Culture Enhance and Leverage Information Infrastructure Expand into New Markets and Opportunistically Evaluate Acquisition Candidates Manage Balance Sheet and Capital with Great Discipline 2006 Strategic Goals

Earning Asset Change 2005 2006

Capital Management * Estimates 1 Adjusted to account for tax deductibility of the goodwill associated with Fleet branch acquisition 5% Stock Buyback announced January 2006 Capital Ratios 2004 2005 2006* Tier 1 Leverage 7.06% 7.71% 7.63% Total Risk Based 11.44% 11.99% 11.67% Tangible Equity/ 5.32% 5.74% 5.64% Tangible Assets Adjusted Tangible Equity/ 5.82% 6.23% 6.12% Tangible Assets1

Strong Core Funding 2005 2006

2006 Financial Metrics* 2005 2006 Growth GAAP Diluted EPS $2.14 $2.24 5% Operating Diluted EPS $2.13 $2.24 5% Net Interest Margin (FTE) 3.88% 4.00% ? Efficiency Ratio 61% 60% ? * Estimates

INDB Stock Performance

Investor Presentation NASDAQ Ticker: INDB www.rocklandtrust.com Denis Sheahan - CFO Shareholder Relations: Jennifer Kingston (781) 878-6100 Statements contained in this presentation that are not historical facts are "forward-looking statements" that are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.